Exhibit 99.1

Segment Supplemental Financial Data
First Quarter 2019
May 3, 2019

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this supplemental package data related to its reportable segments non-GAAP revenue, gross profit and gross margin, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

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Non-GAAP revenue consists of GAAP revenue as reported and adds back recognized deferred revenue from the EIS business, Practice Fusion, HealthGrid, NantHealth's provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments.

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Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-cash impairment charges and transaction, legal and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period.

Management believes that non-GAAP revenue, gross profit and gross margin provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.  Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit is a performance measure only, and it does not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP.  Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the company's press release dated May 2, 2019.

Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information
(In millions)
(unaudited)

	2017					2018					2019
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Provider, as reported
Revenue	$318.7	$333.9	$340.5	$440.5	$1,433.6	$410.4	$413.5	$402.2	$389.9	$1,616.0	$392.6
Gross Profit	$142.0	$154.5	$155.9	$214.4	$666.8	$185.7	$184.1	$175.4	$164.8	$710.0	$165.8
Gross Margin	44.6%	46.3%	45.8%	48.7%	46.5%	45.2%	44.5%	43.6%	42.3%	43.9%	42.2%

Veradigm, as reported
Revenue	$13.5	$12.7	$23.5	$20.2	$69.9	$22.8	$33.5	$38.8	$45.2	$140.3	$35.1
Gross Profit	$7.0	$7.0	$17.5	$12.2	$43.7	$15.1	$23.3	$27.7	$34.6	$100.7	$22.4
Gross Margin	51.9%	55.1%	74.5%	60.4%	62.5%	66.2%	69.6%	71.4%	76.5%	71.8%	63.8%

Corporate, non-GAAP
Revenue	$8.3	$1.3	$2.4	$1.2	$13.2	$2.2	$2.1	$(1.2)	$5.8	$8.9	$4.9
Gross Profit	$6.0	$(0.7)	$(2.4)	$(10.5)	$(7.6)	$1.1	$(1.0)	$(3.4)	$0.4	$(2.9)	$(1.7)

Total Allscripts, non-GAAP
Revenue	$340.5	$347.9	$366.4	$461.9	$1,516.7	$435.4	$449.1	$439.8	$440.9	$1,765.2	$432.6
Gross Profit	$155.0	$160.8	$171.0	$216.1	$702.9	$201.9	$206.4	$199.7	$199.8	$807.8	$186.5
Gross Margin	45.5%	46.2%	46.7%	46.8%	46.3%	46.4%	46.0%	45.4%	45.3%	45.8%	43.1%

Note: Amortization of acquisition-related deferred revenue adjustments, amortization of intangible assets, stock-based compensation expense, asset impairment charges and transaction, legal and other costs are not included in our reportable segment results and are included in Corporate within our segment disclosure. This presentation matches our historical GAAP presentation of these types of expenses.

Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information
(In millions)
(unaudited)

	2017					2018					2019
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Corporate
Revenue, as reported	$10.9	$3.5	$4.1	$(24.3)	$(5.8)	$0.6	$(5.5)	$(8.6)	$7.2	$(6.3)	$4.3
Acquisition-related deferred revenue adjustments	(2.6)	(2.2)	(1.7)	25.5	19.0	1.6	7.6	7.4	(1.4)	15.2	0.6
Non-GAAP Revenue	$8.3	$1.3	$2.4	$1.2	$13.2	$2.2	$2.1	$(1.2)	$5.8	$8.1	$4.9

Gross Profit, as reported	$(4.8)	$(11.3)	$(11.2)	$(50.4)	$(77.7)	$(16.0)	$(33.6)	$(25.2)	$(11.3)	$(86.1)	$(14.1)
Acquisition-related deferred revenue adjustments	-	0.3	0.6	28.6	29.5	3.9	9.9	9.6	0.9	24.3	0.6
Acquisition-related amortization	7.9	8.3	7.1	9.8	33.1	10.2	9.3	9.5	9.5	38.5	9.0
Stock-based compensation expense	2.9	2.0	1.1	1.4	7.4	2.0	1.6	1.5	1.1	6.2	1.6
Transaction, legal and other costs	-	-	-	0.1	0.1	1.0	11.8	1.2	0.2	14.2	1.2
Non-GAAP Gross Profit	$6.0	$(0.7)	$(2.4)	$(10.5)	$(7.6)	$1.1	$(1.0)	$(3.4)	$0.4	$(2.3)	$(1.7)

Total Allscripts
Revenue, as reported	$343.1	$350.1	$368.1	$436.4	$1,497.7	$433.8	$441.5	$432.4	$442.3	$1,750.0	$432.0
Acquisition-related deferred revenue adjustments	(2.6)	(2.2)	(1.7)	25.5	19.0	1.6	7.6	7.4	(1.4)	15.2	0.6
Non-GAAP Revenue	$340.5	$347.9	$366.4	$461.9	$1,516.7	$435.4	$449.1	$439.8	$440.9	$1,765.2	$432.6

Gross Profit, as reported	$144.2	$150.2	$162.2	$176.2	$632.8	$184.8	$173.8	$177.9	$188.1	$724.6	$174.1
Acquisition-related deferred revenue adjustments	-	0.3	0.6	28.6	29.5	3.9	9.9	9.6	0.9	24.3	0.6
Acquisition-related amortization	7.9	8.3	7.1	9.8	33.1	10.2	9.3	9.5	9.5	38.5	9.0
Stock-based compensation expense	2.9	2.0	1.1	1.4	7.4	2.0	1.6	1.5	1.1	6.2	1.6
Transaction, legal and other costs	-	-	-	0.1	0.1	1.0	11.8	1.2	0.2	14.2	1.2
Non-GAAP Gross Profit	$155.0	$160.8	$171.0	$216.1	$702.9	$201.9	$206.4	$199.7	$199.8	$807.8	$186.5

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